Product supplement WW	Registration Statement No. 333-137902
To prospectus dated October 10, 2006 and	dated October 10, 2006
prospectus supplement dated November 13, 2006	Securities Act of 1933, Rule 424(b)(2)

Deutsche Bank AG

Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer

General

•

Deutsche Bank AG may offer and sell notes linked to the common stock of an issuer (the “Reference Stock”) from time to time. As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the Reference Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. This product supplement describes terms that will apply generally to the notes and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

•	The notes are the senior unsecured obligations of Deutsche Bank AG.

•	We will make interest payments, if any, on the notes at the rate specified in the relevant pricing supplement subject to any exercise of our Call Right or your Exchange Right as described below. The payment at maturity will be based on the performance of the Reference Stock during the term of the notes. Under the circumstances described below, for each note, you may receive at maturity, in addition to any interest payment, a predetermined number of shares of the Reference Stock or, if specified in the relevant pricing supplement, at our election or if you so request, the cash value of such shares based on the Final Stock Price of the Reference Stock.

•	For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” in this product supplement.

•	Minimum investment amounts will be specified in the relevant pricing supplement.

•

The issuer of the Reference Stock is not an affiliate of ours and is not receiving any of the proceeds of any offering of the notes. The obligations under the notes are our obligations only, and the issuer of the Reference Stock will have no obligations of any kind under the notes. Investing in the notes is not equivalent to investing in the Reference Stock.

•	The notes will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the notes involves a number of risks. See “ Risk Factors” in this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related pricing supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

November 27, 2007

SUMMARY TERMS

Reference Stock	The common stock designated in the relevant pricing supplement accompanying this product supplement.

Interest	As specified in the relevant pricing supplement; provided that if no interest is specified in the relevant pricing supplement, no interest will be paid on the notes.

Issue Price	100% of the note principal amount, unless otherwise specified in the relevant pricing supplement.

Payment at Maturity	If we have not called the notes prior to the stated Maturity Date and you have not exchanged your notes, at maturity you will receive, in addition to any accrued but unpaid interest:

•	If the Final Stock Price is less than or equal to the Conversion Price, a cash payment of $1,000 for each $1,000 principal amount.

•

If the Final Stock Price is greater than the Conversion Price, a number of shares of Reference Stock per $1,000 principal amount equal to the Exchange Amount; provided that if the relevant pricing supplement so specifies, we may, in our discretion or if you so request in accordance with the procedures specified in the relevant pricing supplement, deliver in place of such shares the Cash Value thereof. If you receive shares of Reference Stock, fractional shares will be paid in cash.

Exchange Amount	Unless otherwise specified in the relevant pricing supplement, a number of shares of Reference Stock per $1,000 principal amount equal to $1,000 divided by the Conversion Price.

The Exchange Amount is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes—Anti-dilution Adjustments.”

Conversion Price

As specified in the relevant pricing supplement, a price for the Reference Stock based on the Initial Stock Price. For example, the relevant pricing supplement may specify that the Conversion Price is equal to 120% of the Initial Stock Price.

The Conversion Price for the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes—Anti-dilution Adjustments.”

Initial Stock Price	As specified in the relevant pricing supplement.

The Initial Stock Price for the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes—Anti-dilution Adjustments.”

Final Stock Price

The closing price per share of the Reference Stock on the Final Valuation Date or the arithmetic average of the closing prices of the Reference Stock on each of the Averaging Dates or such other date or dates as specified in the relevant pricing supplement, or such other price as will be determined in the manner specified in the relevant pricing supplement.

Exchange Right

If specified in the relevant pricing supplement, you may elect to exchange your notes, in whole or in part, for settlement on any business day (which we refer to as an Exchange Date) beginning on the First Exchange Date to and including the Final Exchange Date, for a number of shares of Reference Stock per $1,000 principal amount equal to the Exchange Amount; provided that if the relevant pricing supplement so specifies, we may, in our discretion or if you so request in accordance with the procedures specified in the relevant pricing supplement, deliver in place of such shares the Cash Value thereof. If you receive shares of Reference Stock, fractional shares will be paid in cash. If applicable, the First Exchange Date and the Final Exchange Date will be specified in the relevant pricing supplement.

Unless otherwise specified in the relevant pricing supplement, if you wish to exercise the Exchange Right, you must comply with the requirements described below under “Description of Notes—Exchange Right—Exercise Requirements” and deliver an official notice of exchange prior to 11 a.m. three business days before the Exchange Date.

Unless otherwise specified in the relevant supplement, if you exercise your Exchange Right, you will not be entitled to receive any additional cash payment or shares of Reference Stock representing accrued but unpaid interest on the notes.

Call Right

If specified in the relevant pricing supplement, we may in our sole discretion call the outstanding notes, in whole but not in part, for settlement on any business day (which we refer to as the Call Date) beginning on the First Call Date to and including the Final Call Date. Unless otherwise specified in the relevant pricing supplement, if we elect to call the notes, we will give notice of such election five business days prior to the Call Date (we refer to the day on which we give such notice as the Call

Notice Date) and you will receive on the Call Date an amount in exchange for your notes determined as follows:

•	If Parity is less than $1,000 per $1,000 principal amount (which we refer to as the Call Price), on the Call Date you will receive an amount in cash equal to the Call Price.

•

If Parity is greater than or equal to the Call Price, on the Call Date you will receive a number of shares of Reference Stock per $1,000 principal amount equal to the Exchange Amount; provided that if the relevant pricing supplement so specifies, we may, in our discretion or if you so request in accordance with the procedures specified in the relevant pricing supplement, deliver in place of such shares the Cash Value thereof. If you receive shares of Reference Stock, fractional shares will be paid in cash.

Unless otherwise specified in the relevant supplement, if we call the notes, you will not be entitled to receive any additional cash payment or shares of Reference Stock representing accrued but unpaid interest on the notes.

Parity

Unless otherwise specified in the relevant pricing supplement, an amount equal to the product of the Exchange Amount and the closing price per share of the Reference Stock on the last trading day before the Call Notice Date.

Cash Value

Unless otherwise specified in the relevant pricing supplement, an amount in cash equal to the product of (i) the number of shares of Reference Stock we would otherwise be required to deliver and (ii) (A) in the case of the payment at maturity, the Final Stock Price, (B) in the case of an exercise of the Exchange Right, the closing price of the Reference Stock on the Exchange Notice Date (as defined below), or (C) in the case of an exercise of our Call Right, the closing price of the Reference Stock on the third trading day prior to the Call Date.

The Cash Value is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes—Anti-dilution Adjustments.”

Valuation Date(s)

The Final Stock Price will be determined on a single date, which we refer to as the “Final Valuation Date,” or on several dates, each of which we refer to as an “Averaging Date,” as specified in the relevant pricing supplement. We refer to such dates generally as “Valuation Dates” in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes—Payment at Maturity.”

Maturity Date

As specified in the relevant pricing supplement. The Maturity Date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes—Payment at Maturity.”

In making your investment decision, you should rely only on the information contained or incorporated by reference in the pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant pricing supplement and this product supplement are not appropriate for all investors and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

DESCRIPTION OF NOTES

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate pricing supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. Unless otherwise specified in the relevant pricing supplement, the term “note” refers to each $1,000 principal amount of our Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer.

General

The notes are senior unsecured obligations of Deutsche Bank AG that are linked to the common stock of an issuer as specified in the relevant pricing supplement (the “Reference Stock”). As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the Reference Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. We refer to the common stock represented by an ADS as the “Underlying Stock.” The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. The notes will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar.

You may be entitled to receive one or more interest payments determined with reference to the principal amount of your notes as specified in the relevant pricing supplement.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency.

The notes are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The principal amount and issue price of each note will be specified in the relevant pricing supplement. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under “Description of Notes—Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities—Global Securities” in the prospectus.

The specific terms of the notes will be described in the relevant pricing supplement accompanying this product supplement. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement shall control.

Payment at Maturity

If we have not called the notes prior to the stated Maturity Date and you have not exchanged your notes, at maturity you will receive, in addition to any accrued but unpaid interest:

•	If the Final Stock Price is less than or equal to the Conversion Price, a cash payment of $1,000 for each $1,000 principal amount.

•

If the Final Stock Price is greater than the Conversion Price, a number of shares of Reference Stock per $1,000 principal amount equal to the Exchange Amount; provided that if the relevant pricing supplement so specifies, we may, in our discretion or if you so request in accordance with the procedures specified in the relevant pricing supplement, deliver in place of such shares the Cash Value thereof. If you receive shares of Reference Stock, fractional shares will be paid in cash.

Unless otherwise specified in the relevant pricing supplement, the “Exchange Amount” will be a number of shares of Reference Stock per $1,000 principal amount equal to $1,000 divided by the Conversion Price. The Exchange Amount is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes—Anti-dilution Adjustments.”

The “Conversion Price” will be specified in the relevant pricing supplement and will be a price for the Reference Stock based on the Initial Stock Price. For example, the relevant pricing supplement may specify that the Conversion Price is equal to 120% of the Initial Stock Price. The Conversion Price for the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes—Anti-dilution Adjustments.”

The relevant pricing supplement may specify that, in the event that we must deliver shares of the Reference Stock to you, we may, in our sole discretion or if you so request in accordance with the procedures specified in the relevant pricing supplement, deliver in place of such shares an amount in cash, the “Cash Value,” equal to the product of (i) the number of shares of the Reference Stock we would otherwise be required to deliver and (ii) (A) in the case of the payment at maturity, the Final Stock Price, (B) in the case of an exercise of the Exchange Right, the closing price of the Reference Stock on the Exchange Notice Date, or (C) in the case of an exercise of our Call Right, the closing price of the Reference Stock on the third trading day prior to the Call Date. The Cash Value is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes—Anti-dilution Adjustments.”

The “Initial Stock Price” will be specified in the relevant pricing supplement and is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Terms of Notes—Anti-dilution Adjustments.”

The “Final Stock Price” will be the closing price of the Reference Stock on the Final Valuation Date or the arithmetic average of the closing prices of the Reference Stock on each of the Averaging Dates or such other date or dates as specified in the relevant pricing supplement, or such other price as may be specified in the relevant pricing supplement.

The “Reference Stock” will be specified in the relevant pricing supplement.

The Valuation Date(s) will be either a single date, which we refer to as the Final Valuation Date, or several dates, each of which we refer to as an Averaging Date, and any such date is subject to adjustment as described below. If a Valuation Date is not a trading day or if there is a market disruption event on such day, such Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or is continuing; provided, that the Final Stock Price will not be determined on a date later than the tenth scheduled trading day after the Final Valuation Date or the last Averaging Date, as applicable. Notwithstanding the foregoing, in the case of notes with a term of not more than one year (counting for this purpose the issue date but not the Maturity Date), the Final Valuation Date or the last Averaging Date, as applicable, will not be postponed to a date that will produce a Maturity Date that is more than one year after the issue date (determined using the same counting convention). If the last possible Valuation Date, as postponed in accordance with the provisions above, is not a trading day, or if there is a market disruption event on such day, the closing price of the Reference Stock on such Valuation Date will be deemed to be the closing price of the Reference Stock last in effect prior to commencement of the market disruption event (or prior to the non-trading day).

The Maturity Date will be set forth in the relevant pricing supplement. If the scheduled Maturity Date (as specified in the relevant pricing supplement) is not a business day, then the Maturity Date will be the next succeeding business day following such scheduled Maturity Date. If, due to a market disruption event or otherwise, the Final Valuation Date or last Averaging Date, as applicable, is postponed so that it falls on a day that is less than three business days prior to the scheduled Maturity Date, the Maturity Date will be the third business day following such Final Valuation Date or Averaging Date, as postponed, unless otherwise specified in the relevant pricing supplement. Notwithstanding the foregoing, in the case of notes with a term of not more than one year (counting for this purpose the issue date but not the Maturity Date), the Maturity Date will in no event be postponed to a date that is more than one year after the issue date (determined using the same counting convention). We will describe market disruption events in the relevant pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “trade date” means the day we price the notes for initial sale to the public.

“Relevant Exchange” means the primary U.S. exchange or market for trading for the Reference Stock, or with respect to the Underlying Stock, the primary exchange or market for trading for the Underlying Stock, as specified in the relevant pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the “closing price” for one share of the Reference Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

•

if the Reference Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of the NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Reference Stock (or any such other security) is listed or admitted to trading, or

•

if the Reference Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day,

•

with respect to any such other security, if such security is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day in the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading, or

•

otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the Reference Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Unless otherwise specified in the applicable pricing supplement, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the Relevant Exchange or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading and, in each case, a market disruption event has not occurred.

A “business day” is, unless otherwise specified in the relevant pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in The City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in The City of New York or London, England.

We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in open market transactions or by private agreement.

Exchange Right

If specified in the relevant pricing supplement and if you satisfy the conditions described under “– Exercise Requirements” below, you may elect to exchange your notes, in whole or in part, for settlement on any business day (which we refer to as an “Exchange Date”) beginning on the First Exchange Date to and including the Final Exchange Date, for a number of shares of Reference Stock per $1,000 principal amount equal to the Exchange Amount (we refer to your right to elect such an exchange as the “Exchange Right”); provided that if the relevant pricing supplement so specifies, we may, in our discretion or if you so request in accordance with the procedures specified in the relevant pricing supplement, deliver in place of such shares the Cash Value thereof. If you receive shares of Reference Stock, fractional shares will be paid in cash.

The “First Exchange Date” and the “Final Exchange Date” will be specified in the relevant pricing supplement.

If we choose to pay cash instead of delivering shares of the Reference Stock, we will notify you of our election no later than the business day after the Exchange Notice Date. If you exercise the Exchange Right and we do not notify you on the business day after the Exchange Notice Date of our intention to pay cash and you do not elect to receive cash (if the relevant pricing supplement provides that you may make such election), you will receive shares of the Reference Stock on the Exchange Date, except in the limited circumstances described under “–Consequences of a Market Disruption Event” below. If we give the notice described above with respect to your notes, we will do so by telephone or facsimile to the number specified by the person who submits the Notice of Exchange for your notes. The Notice of Exchange is described under “—Exercise Requirements” below.

Partial exchanges will be permitted only if the portion exchanged and the unexchanged portion are each multiples of $1,000. Unless otherwise specified in the relevant supplement, if you exercise your Exchange Right, you will not be entitled to receive any additional cash payment or shares of Reference Stock representing accrued but unpaid interest on the notes.

Exercise Requirements. To exercise the Exchange Right, the following requirements must be satisfied on any day that qualifies as both a trading day and a business day and before the Exchange Right expires:

•

Both Deutsche Bank Securities Inc. (“DBSI”) and the calculation agent must receive a properly completed and signed Notice of Exchange, in the form attached to the relevant pricing supplement, specifying the outstanding principal amount of your notes to be exchanged. Delivery must be made by facsimile as provided in the Notice of Exchange.

•

You or the bank or broker through which you hold your interest in the portion of your notes being exchanged must enter an order to have that interest transferred on the books of the depositary to the account of DBSI at the depositary, and DBSI must receive and accept the transfer, all in accordance with the applicable procedures of the depositary. If DBSI receives and accepts the transfer by 11:00 a.m., New York City time, on any day that qualifies as both a trading day and a business day, this requirement will be deemed satisfied on that day. To ensure timely receipt and acceptance, transfer orders should be entered with the depositary well in advance of the 11:00 a.m. deadline.

The calculation agent will, in its sole discretion, resolve any questions that may arise as to the validity of a Notice of Exchange or as to whether and when the required deliveries have been made. Once given, a Notice of Exchange may not be revoked.

Exchange Notice Date. If the required deliveries described under Exercise Requirements above occur or are deemed to occur by 11:00 a.m., New York City time, on a day that qualifies as both a trading day and a business day, that day will be the Exchange Notice Date for the exchange. If the required deliveries occur after that time, the next day that qualifies as both a trading day and a business day will be the Exchange Notice Date for the exchange. In all cases, however, the required deliveries must occur before the Exchange Right expires as described below.

Exchange Date. If the Exchange Right is exercised, we will deliver the applicable number of shares of Reference Stock or the Cash Value thereof on the third business day after the Exchange Notice Date (the “Exchange Date”).

Expiration of Exchange Right. Unless otherwise specified in the relevant pricing supplement, in all cases, the required deliveries described under Exercise Requirements above must occur no later than 11:00 a.m., New York City time, on the last day that is at least three business days before the Final Exchange Date and that qualifies as both a trading day and a business day. Immediately after that time, the Exchange Right will expire and may not be exercised.

Only A Holder May Exercise the Exchange Right. Because your notes are issued in global form, the depositary or its nominee is the holder of your notes and therefore is the only entity that can exercise the Exchange Right with respect to your notes. If you would like the holder to exercise the Exchange Right, you should give proper and timely instructions to the bank or broker through which you hold your interest in your notes, requesting that it notify the depositary to exercise the Exchange Right on your behalf. Different firms have different deadlines for accepting instructions from their customers. Accordingly, you should consult the firm through which you own your interest for the relevant deadline, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the deadline for exercise. We will not be responsible for any failure by any firm to notify the depositary in a timely manner to exercise the Exchange Right on your behalf.

Consequences of a Market Disruption Event. The Exchange Right provisions described above are subject to the following consequences of a market disruption event. If a market disruption event occurs or is continuing on a day that would otherwise be an Exchange Notice Date, then that Exchange Notice Date will be postponed to the next following trading day on which a market disruption event does not occur and is not continuing. In no event, however, will any Exchange Notice Date be postponed by more than five business days. If the Exchange Notice Date is postponed, the related Exchange Date will also be postponed, to the third business day after the Exchange Notice Date. Unless otherwise specified in the relevant pricing supplement, notwithstanding the foregoing, no Exchange Date will be postponed beyond the Maturity Date.

If the Exchange Notice Date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the Exchange Notice Date. If we elect to pay the cash value of the Reference Stock otherwise deliverable on the related Exchange Date but the closing price of the Reference Stock that must be used to determine the cash value is not available on the Exchange Notice Date, either because of a market disruption event or for any other reason, the calculation agent will nevertheless determine that closing price based on its assessment, made in its sole discretion, of the market value of the Reference Stock on that day. In addition, if a market disruption event occurs or is continuing on the Exchange Notice Date or on any later day through and including the Exchange Date, we may choose to pay cash instead of delivering Reference Stock on the Exchange Date, even if we have not notified the holder of our election to pay cash as described above.

Notwithstanding the foregoing, if the notes provide for an Exchange Right, additional or alternate terms and conditions regarding such Exchange Right may be specified in the relevant pricing supplement. If such terms and conditions are inconsistent with those described herein, the terms and conditions described in the relevant pricing supplement will control.

Call Right

If specified in the relevant pricing supplement, we may in our sole discretion call the outstanding notes, in whole but not in part, for settlement on any business day beginning on the First Call Date to and including the Final Call Date.

Unless otherwise specified in the relevant pricing supplement, if we choose to exercise our Call Right, we will notify DTC (the holder of the global note) not less than five business days before the Call Date (the “Call Notice”). The day we give the Call Notice, which will be a business day, will be the “Call Notice Date,” and the day we select for redemption, which we will specify in our Call Notice, will be the “Call Date.” We will not give a Call Notice that results in a Call Date later than the Maturity Date. Unless otherwise specified in the relevant pricing supplement, if we exercise our Call Right, you will receive on the Call Date an amount in exchange for your notes determined as follows:

•	If Parity is less than $1,000 per $1,000 principal amount (the “Call Price”), on the Call Date you will receive an amount in cash equal to the Call Price.

•

If Parity is greater than or equal to the Call Price, on the Call Date you will receive a number of shares of Reference Stock per $1,000 principal amount equal to the Exchange Amount; provided that if the relevant pricing supplement so specifies, we may, in our discretion or if you so request in accordance with the procedures specified in the relevant pricing supplement, deliver in place of such shares the Cash Value thereof. If you receive shares of Reference Stock, fractional shares will be paid in cash.

Unless otherwise specified in the relevant pricing supplement, “Parity” means an amount equal to the product of the Exchange Amount and the closing price per share of the Reference Stock on the last trading day before the Call Notice Date.

If we call the notes for shares of the Reference Stock, the closing price of the Reference Stock may be lower on the Call Date than it was on the last trading day before the Call Notice Date, in which case the value of the Reference Stock that you receive on the Call Date for each $1,000 principal amount of your notes may be less than $1,000. Furthermore, if we call the notes for shares of the Reference Stock and elect to pay you the Cash Value of such Reference Stock, and the closing price of the Reference Stock on the third trading day prior to the Call Date (which is the trading day on which we determine the Cash Value for the purposes of a call) is less than the closing price of the Reference Stock on the last trading day before the Call Notice Date then the Cash Value will be less than Parity and could be less than $1,000 per $1,000 principal amount.

Unless otherwise specified in the relevant pricing supplement, if we call the notes, you will not be entitled to receive any additional cash payment or shares of Reference Stock representing accrued but unpaid interest on the notes.

The “First Call Date” and the “Final Call Date” will be specified in the relevant pricing supplement.

Interest Payments

Unless otherwise specified in the relevant pricing supplement, the interest payments per note for each interest period will be calculated as follows:

note principal amount x interest rate x (Number of Days in the Interest Period / 360),

where the “Number of Days” will be calculated on the basis of a year of 360 days with twelve months of thirty days each.

Interest payments on the notes will be at a rate per annum specified in the relevant pricing supplement. Unless otherwise specified in the relevant pricing supplement, interest will accrue from the issue date of the notes to but excluding the Maturity Date, and interest payments will be made in arrears on each Interest Payment Date to and including the Maturity Date, to the holders of record at the close of business on the date 5 calendar days prior to the corresponding Interest Payment Date, whether or not such fifth calendar day is a business day. If the Maturity Date is adjusted due to a market disruption event, the interest payment due on the Maturity

Date will be made on the Maturity Date as adjusted, with the same force and effect as if the Maturity Date had not been adjusted, but no additional interest payment will accrue or be payable as a result of the delayed payment.

An “Interest Period” is the period beginning on and including the issue date of the notes and ending on but excluding the first Interest Payment Date, and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date, or as specified in the relevant pricing supplement.

An “Interest Payment Date” will be as specified in the relevant pricing supplement; provided, that no Interest Payment Date shall be more than twelve months after the immediately prior Interest Payment Date or issue date of the notes, as applicable. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue as a result of the delayed payment, and the next Interest Period will commence as if the payment had not been delayed.

No Fractional Share

If we deliver shares of the Reference Stock to you at maturity or upon any exercise of the Exchange Right, we will pay cash in lieu of delivering any fractional share of the Reference Stock in an amount equal to the product of the closing price of the Reference Stock multiplied by such fractional amount as determined by the calculation agent on the Final Valuation Date or the Exchange Notice Date, as applicable.

Delivery of Shares of Reference Stock

We may designate any of our affiliates to deliver any shares of Reference Stock or any Exchange Property (as defined in “Terms of Notes—Anti-dilution Adjustments”) pursuant to the terms of the notes, and we shall be discharged of any obligation to deliver such shares of Reference Stock or Exchange Property to the extent of such performance by our affiliates. Reference in this product supplement to delivery of shares of Reference Stock or any Exchange Property by us shall also include delivery of such shares by our affiliates.

RISK FACTORS

Your investment in the notes will involve certain risks. Investing in the notes is not equivalent to investing directly in the Reference Stock. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks, together with the risk information contained in the prospectus supplement, the prospectus and the relevant pricing supplement, before you decide that an investment in the notes is suitable for you.

Your appreciation potential may be limited by our call right.

Your ability to participate in the increase of the market value of the Reference Stock may be limited by our call right. If specified in the relevant pricing supplement, we may call the notes in whole but not in part on any business day on or after the First Call Date to and including the Final Call Date. If we call the notes, you will not benefit from any subsequent appreciation of the Reference Stock and the amount you receive in exchange for your notes, whether such amount is paid in cash or shares of the Reference Stock, may be less than the amount you would have otherwise received had you been able to hold your notes to maturity.

If we call the notes, you will not be entitled to receive any additional cash payment or shares of Reference Stock representing accrued but unpaid interest.

If specified in the relevant pricing supplement, we may call the notes in whole but not in part on any business day on or after the First Call Date to and including the Final Call Date. Unless otherwise specified in the relevant supplement, if we call the notes, you will not be entitled to receive any additional cash payment or shares of Reference Stock representing accrued but unpaid interest on the notes.

Your return on the notes may be less than that of other debt securities of comparable maturity or less than interest rates available in the market.

The amount we pay you at maturity or upon our a call of the notes, or the value of any cash or any shares of Reference Stock that you may receive upon an exchange, may be less than the return you could have received on other debt securities of comparable maturity, and the interest payments you receive, if any, generally will be less than comparable payments based on prevailing interest rates available in the market. The terms of the notes differ from the terms of ordinary debt securities because the amount payable at maturity in excess of the principal amount is based substantially on the appreciation in price, if any, of the Reference Stock on the Final Valuation Date. The interest payments, if any, that you receive during the term of the notes may not fully compensate you for any opportunity cost taking into account inflation and other factors related to the time value of money.

You will have no ownership rights in the Reference Stock.

Investing in the notes is not equivalent to investing in the Reference Stock. As an investor in the notes, you will not have any ownership interest or rights in the Reference Stock, such as voting rights, dividend payments or other distributions. If the notes are linked to non-U.S. equity securities issued through depositary arrangements like ADSs, you will not have the rights of owners of such ADSs or the Underlying Stock.

We have no affiliation with the issuer of the Reference Stock.

Except as may be provided in the relevant pricing supplement, the issuer of the Reference Stock is not an affiliate of ours and is not involved in any way in any of our offerings of notes pursuant to this product supplement. Consequently, we have no control over the actions of the issuer of the Reference Stock, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. The issuer of the Reference Stock has no obligation to consider your interest as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to the issuer of the Reference Stock.

In addition, as we are not affiliated with the issuer of the Reference Stock, we do not assume any responsibility for the adequacy of the information about the Reference Stock or its issuer contained in this product supplement, any pricing supplement or in any of the Reference Stock issuer’s publicly available filings. We are not responsible for such issuer’s public disclosure of information on itself or the Reference Stock, whether contained in Securities and Exchange Commission filings or otherwise. As an investor in the notes, you should make your own investigation into the Reference Stock.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily or at a price advantageous to you.

Deutsche Bank AG and its affiliates may act as market makers for the notes but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the notes. If at any time Deutsche Bank AG or its affiliates or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The Final Stock Price may be less than the closing price of the Reference Stock on the Maturity Date or at other times during the term of the notes.

Because the Final Stock Price may be calculated based on the closing price of the Reference Stock on one or more Valuation Dates during the term of the notes, the closing price of the Reference Stock on the Maturity Date or at various other times during the term of the notes, including dates near the Valuation Date(s), could be higher than the Final Stock Price. This difference could be particularly large if there is a significant increase in the closing price of the Reference Stock before and/or after the Final Valuation Date, if there is a significant decrease in the closing price of the Reference Stock around the time of the Valuation Date(s) or if there is significant volatility in the closing price of the Reference Stock during the term of the notes (especially on dates near the Valuation Date(s)). For example, when the Valuation Date for the notes is near the end of the term of the notes, if the closing prices of the Reference Stock increase or remain relatively constant during the initial term of the notes and then decrease below the Initial Stock Price, the Final Stock Price may be significantly less than if it were calculated on a date earlier than the Valuation Date. Under these circumstances, you may receive a payment at maturity whose value is less than the amount you would have received if you had invested directly in the Reference Stock or, if the Reference Stock is an ADS, in the Underlying Stock, or contracts relating to the Reference Stock or the Underlying Stock, as the case may be, for which there is an active secondary market. Even if the closing price of the Reference Stock increases during the term of the notes, the market value of the notes may not increase by the same amount. It is also possible for the closing price of the Reference Stock to increase while the market value of the notes declines because the market value of the notes will not be influenced solely by the changes in the closing price of the Reference Stock.

The notes are not designed to be short-term trading instruments.

The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Reference Stock has appreciated since the trade date. The potential returns described in the relevant pricing supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the notes. We expect that, generally, the price of the Reference Stock and interest rates on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the price of the Reference Stock. The value of the notes will be affected by a number of factors that may either offset or magnify each other, including:

•	the market price of the Reference Stock, which in turn will be affected by the real and anticipated results of operations of the Reference Stock issuer;

•

the dividend rate paid on the Reference Stock (while not paid to holders of the notes, dividend payments on the Reference Stock may influence the market price of the Reference Stock and the market value of options on the Reference Stock and, therefore, affect the market value of the notes);

•	supply and demand for the notes;

•	the expected frequency and magnitude of changes in the market price of the Reference Stock (volatility);

•	economic, financial, political and regulatory or judicial events that affect the Reference Stock or stock markets generally;

•	if the Reference Stock is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the Underlying Stock is traded;

•	interest and yield rates in the market generally;

•	the time remaining to the maturity of the notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

No one can predict the future performance of the Reference Stock based on its historical performance.

The Notes have certain built-in costs.

The original issue price of the notes includes each agent’s commission and the cost of hedging our obligations under the notes directly or through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such price may differ from values determined by pricing models used by Deutsche Bank AG or its affiliates as a result of such compensation or other transaction costs.

If the market value of the Reference Stock changes, the market value of your notes may not change in the same manner.

Owning the notes is not the same as owning the Reference Stock. Accordingly, changes in the market value of the Reference Stock may not result in a comparable change in the market value of the notes. If the closing price of the Reference Stock on any trading day increases above the Initial Stock Price, the value of the notes may not increase comparably, if at all. It is also possible for the value of the Reference Stock to increase while the value of the notes declines.

One of our affiliates may serve as the depositary for the American Depositary Shares representing the Underlying Stock.

One of our affiliates may serve as depositary for some foreign companies that issue ADSs. If the Reference Stock is an ADS, and one of our affiliates serves as depositary for such ADSs, the interests of our affiliate, as depositary for the ADSs, may be adverse to your interests as a holder of the notes.

For notes linked to the performance of an ADS, fluctuations in exchange rates may affect your investment.

There are significant risks related to an investment in a note that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an Underlying Stock that is quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the Underlying Stock. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the notes. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the Underlying Stock on non-U.S. securities markets and, as a result, may affect the market price of the ADS, which may consequently affect the value of the notes.

We have no control over exchange rates.

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a note that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an Underlying Stock that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

For notes linked to the performance of an ADS, an investment in the notes is subject to risks associated with non-U.S. securities markets.

An investment in the notes linked to the value of ADSs representing interests in non-U.S. equity securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of markets volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

There are important differences between the rights of holders of ADSs and the rights of holders of the common stock represented by such ADSs.

If your notes are linked to the performance of an ADS, you should be aware that your notes are linked to the price of the ADS and not the Underlying Stock, and there exist important differences between the rights of holders of ADSs and the Underlying Stock. Each ADS is a note evidenced by American Depositary Receipts that represents a specified number of shares of common stock of a foreign issuer. Generally, ADSs are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the Underlying Stock may be significant and may materially and adversely affect the value of the notes.

In some circumstances, the payment you receive on the notes may be based on the common stock of another company and not the Reference Stock.

Following certain corporate events relating to the Reference Stock where the Reference Stock issuer is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to the Reference Stock issuer or any cash or any other assets distributed to holders of the Reference Stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in the section of this product supplement called “Terms of Notes—Anti-dilution Adjustments.”

Anti-dilution protection is limited.

The calculation agent will make adjustments to the Exchange Amount for certain adjustment events (as defined below) affecting the Reference Stock, including stock splits and certain corporate actions, such as mergers. The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of the Reference Stock or another party makes a partial tender or partial exchange offer for the Reference Stock. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the notes may be materially and adversely affected. See “Terms of Notes—Anti-dilution Adjustments” for further information.

We or our affiliates may have economic interests adverse to those of the holders of the notes.

Deutsche Bank AG and other affiliates of ours may trade the Reference Stock and financial instruments related to the Reference Stock on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and these affiliates may also underwrite or assist unaffiliated entities in the issuance or underwriting of the Reference Stock and may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Reference Stock. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the price of the Reference Stock and, accordingly, could affect the value of the notes and the payment you receive at maturity.

We or our affiliates may currently or from time to time engage in business with the issuer of the Reference Stock, including extending loans to, making equity investments in, or providing advisory services to, it, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the issuer of the Reference Stock, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the issuer of the Reference Stock. Any prospective purchaser of notes should undertake an independent investigation of the issuer of the Reference Stock as is in its judgment appropriate to make an informed decision with respect to an investment in the notes.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the price of the Reference Stock. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

We may have hedged our obligations under the notes directly or through certain affiliates, and we or they would expect to make a profit on any such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. Although they are not expected to, these hedging activities may adversely affect the market price of the Reference Stock and, therefore, the market value of the notes. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the market value of the notes declines.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Initial Stock Price, the Final Stock Price, the Exchange Amount, any anti-dilution adjustments, the interest payable on any Interest Payment Date, and the payment at maturity or upon an exchange or call of the notes. The calculation agent will also be responsible for determining whether a market disruption event has occurred and whether a day is an Interest Payment Date. In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where Deutsche Bank AG, London Branch, as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Reference Stock and calculating the amount that we are required to pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Valuation Dates and the Maturity Date will be postponed, and your return will be adversely affected. See “Terms of Notes—Market Disruption Events.”

We cannot assure you that the public information provided on the issuer of the Reference Stock is accurate or complete.

All disclosures contained in the relevant pricing supplement and this product supplement regarding the issuer of the Reference Stock are derived from publicly available documents and other publicly available information. We have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer of the Reference Stock in connection with the offering of the notes. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuer of the Reference Stock are accurate or complete, and are not responsible for public disclosure of information by the issuer of the Reference Stock, whether contained in filings with the Securities and Exchange Commission, which we refer to as the SEC, or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant pricing supplement, including events that would affect the accuracy or completeness of the public filings of the issuer of the Reference Stock or the value of the Reference Stock (and, therefore, the Final Stock Price), will have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the Reference Stock could affect the amount you will receive at maturity of the notes and, therefore, the trading prices of the notes. Any prospective purchaser of the notes should undertake an independent investigation of the issuer of the Reference Stock as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

Holdings of the notes by our affiliates and future sales may affect the price of the notes.

Certain of our affiliates may purchase some of the notes for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the notes offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the notes held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the notes may fall. The negative effect of such sales on the prices of the notes could be more pronounced if secondary trading in the notes is limited or illiquid.

Generally, if the term of the notes is not more than one year, the notes will be treated as short-term debt obligations for U.S. federal income tax purposes.

Generally, if the term of the notes is not more than one year (including the issue date or the last possible date that the notes could be outstanding, but not both), unless otherwise indicated in the relevant pricing supplement, the notes will be treated as “short-term debt obligations” for U.S. federal income tax purposes. No statutory, judicial or administrative authority directly addresses the treatment of such notes or similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the Internal Revenue Service (the “IRS”). As a result, certain aspects of the tax treatment of an investment in the notes are uncertain. See “Certain U.S. Federal Income Tax Consequences” for additional discussion regarding the U.S. federal income tax treatment of the notes.

Generally, if the term of the notes is more than one year, the notes will be treated as contingent payment debt instruments for U.S. federal income tax purposes.

Generally, if the term of the notes is more than one year, unless otherwise indicated in the relevant pricing supplement, the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. As a result, regardless of your method of accounting, you generally will be required to accrue interest in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us (with certain adjustments to reflect the difference, if any, between the actual and projected amount of the contingent payments on the notes), even if we are not required to make any payment with respect to the notes prior to maturity. In addition, any gain recognized upon a sale, exchange or retirement of the notes will be treated as interest income for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences” for additional discussion regarding the U.S. federal income tax treatment of the notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of a note to an investor who purchases a note at its original issuance for the Issue Price and will hold the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). This summary generally does not address the tax consequences of ownership of the Reference Stock. The discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described below, possibly on a retroactive basis. This summary does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities or foreign currencies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold a note as a part of a hedging transaction, straddle, conversion or integrated transaction, or United States holders (as defined below) who have a “functional currency” other than the U.S. dollar.

In addition, we will not attempt to ascertain whether the Reference Stock issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If it were so treated, certain adverse U.S. federal income tax consequences might apply, to a United States holder in the case of a PFIC and to a non-United States holder in the case of a USRPHC, upon the sale, exchange or retirement of a note. You should refer to information filed with the SEC or other governmental authority by the Reference Stock issuer and consult your tax adviser regarding the possible consequences to you if the Reference Stock issuer is or becomes a PFIC or a USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or non-U.S. tax laws are not discussed. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to United States Holders

The following discussion applies to “United States holders” of the notes. You are a “United States holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a note who is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes with a term of not more than one year

The following discussion applies only to notes with a term of not more than one year (including the issue date or the last possible date that the notes could be outstanding, but not both).

Except as otherwise provided in the applicable pricing supplement, the notes will be treated as short-term debt instruments. No statutory, judicial or administrative authority directly addresses the treatment of such notes or similar instruments for U.S. federal income tax purposes, and no ruling will be requested from the IRS. As a result, certain aspects of the U.S. federal income tax consequences of an investment in the notes are uncertain.

Payments of stated interest on the notes, if any, will be taxable to you as ordinary interest income at the time they accrue or are received in accordance with your method of accounting for federal income tax purposes. If you are a cash-method taxpayer, you generally will not be required to recognize income with respect to the notes prior to maturity, other than with respect to receipt of payments of stated interest, if any, or pursuant to a sale or exchange of the notes. If you are an accrual-method taxpayer (or a cash-method taxpayer who elects to accrue interest income on the notes currently), you will be subject to rules that generally require accrual of income on short-term debt instruments on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. The amount due on the notes at maturity in excess of principal and stated interest, if any, will not be fixed until the last applicable Valuation Date. As a result, it is not clear how accruals with respect to any such excess amount should be determined prior to the last applicable Valuation Date, if at all. You should consult your tax adviser regarding the amount and timing of interest accruals. Accrued but unpaid interest included in income with respect to the notes will increase your adjusted basis in the notes and affect the amount of gain or loss recognized by you on the sale, exchange or retirement of the notes.

Upon maturity of the notes, the excess of the amount received over your adjusted basis in the notes should be treated as ordinary interest income. Upon a sale or exchange of a note (including any exercise of our Call Right or your Exchange Right), you will recognize gain or loss in an amount equal to the difference between the amount received upon such sale or exchange and your adjusted basis in the notes. The amount received should equal the fair market value (determined at the time of the exchange or retirement) of any property received, including any shares of the Reference Stock, plus the amount of any cash received. Though not clear, it is likely that all or a portion of any gain would be treated as ordinary interest income. The amount of any loss will be treated as a capital loss (which is subject to limitations). You should consult your tax adviser regarding the proper treatment of any gain or loss recognized upon a sale or exchange of the notes.

Your tax basis in any property received, including shares of the Reference Stock, upon an exchange or retirement of the notes should equal the fair market value of such property, determined at the time of the exchange. Your holding period for such property will commence on the day immediately following its receipt.

In addition, a cash-method holder who does not make the election to accrue interest currently may be required to defer deductions for certain interest paid on indebtedness incurred to purchase or carry the notes.

Notes with a term of more than one year

The following discussion applies only to notes with a term of more than one year (including the issue date or the last possible date that the notes could be outstanding, but not both).

Except as otherwise provided in the applicable pricing supplement, the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, with the following consequences.

In general, the notes will be subject to the original issue discount (“OID”) provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income in each year the OID on the notes as described below, even if we are not required to make any payment with respect to the notes prior to maturity. We are required to determine a “comparable yield” for the notes. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the notes. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the notes representing a payment or series of payments the amount and timing of which would produce a yield to maturity on the notes equal to the comparable yield.

Unless otherwise specified in the relevant pricing supplement, you may obtain the comparable yield and the projected payment schedule by submitting a written request to our representative, whose name or title and address and/or telephone number we will provide in the relevant pricing supplement. Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount, if any, that we will pay on the notes.

For U.S. federal income tax purposes, you are required to use the comparable yield and the projected payment schedule determined by us in determining your interest accruals and any adjustments thereto in respect of the notes, unless you timely disclose the use of other estimates to the IRS.

Accordingly, you will be required to accrue an amount of OID for U.S. federal income tax purposes, for each accrual period prior to and including maturity of the notes (or earlier sale, exchange or retirement of the notes, including any exercise of your Exchange Right), that equals:

the product of (i) the adjusted issue price of the notes (as defined below) as of the beginning of the accrual period and (ii) the comparable yield of the notes, adjusted for the length of the accrual period;

divided by the number of days in the accrual period; and

multiplied by the number of days during the accrual period that you held the notes.

For U.S. federal income tax purposes, the “adjusted issue price” of a note is its “issue price” (which will be the Issue Price) increased by any interest income previously accrued (without regard to any adjustments, as described below), and decreased by the amount of all prior scheduled payments with respect to the note, if any. Regardless of your accounting method, you will be required to accrue OID on the notes as interest income at the comparable yield adjusted upward or downward to reflect the difference, if any, between the actual and projected amounts of the payments on the notes.

You also will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a note for a taxable year:

•	will first reduce the amount of interest in respect of the note that you would otherwise be required to include in income in the taxable year; and

•	to the extent of any excess, will give rise to an ordinary loss equal to the excess of:

¡	the amount of all previous interest inclusions under the note over

¡	the total amount of your net negative adjustments treated as ordinary loss on the note in prior taxable years.

Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the note or to reduce the amount realized on a sale, exchange or retirement of the note (including any exercise of our Call Right or your Exchange Right). A net negative adjustment is not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code.

Upon a sale, exchange or retirement of a note (including any exercise of our Call Right or your Exchange Right), you generally will recognize taxable gain or loss equal to the difference between the amount received from the sale, exchange or retirement and your adjusted tax basis in the note. Your adjusted tax basis in a note will equal the cost thereof, increased by the amount of interest income previously accrued by you in respect of the note and decreased by the amount of all prior scheduled payments with respect to the note. The amount received will equal the fair market value (determined at the time of the sale, exchange or retirement) of any Reference Stock received, plus the amount of any cash received. You generally will treat any gain as interest income and any loss first as ordinary loss, to the extent of previous interest inclusions less prior negative adjustments, and then as a capital loss. Such losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding these limitations and reporting obligations.

Your tax basis in any Reference Stock received upon an exchange or retirement of the notes will be equal to its fair market value, determined at the time of the exchange. Your holding period for such Reference Stock will commence on the day immediately following its receipt.

Special rules may apply if the amount of all of the remaining payments on the notes become fixed. For this purpose, a payment will be treated as fixed if the remaining contingencies with respect to it are remote or incidental. Under these rules, you would be required to account for the difference between the originally projected amount for contingent payments and the fixed amount thereof in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your adjusted basis in the notes. The character of any gain or loss on a sale or exchange of your notes also would be affected. You should consult your tax adviser concerning the application of these rules.

Tax Consequences to Non-United States Holders

The following discussion applies to you only if you are a non-United States holder of notes. You are a “non-United States holder” if, for U.S. federal income tax purposes, you are a beneficial owner of notes who is: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) a foreign estate or trust. You are not a non-United States holder for the purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of sale, exchange or retirement. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of ownership and disposition of the notes.

Payments to you on the notes, and any gain realized on a sale or exchange of the notes (including any exercise of our Call Right or your Exchange Right), will be exempt from U.S. federal income or withholding tax, provided generally that (i) you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and otherwise satisfy applicable requirements; and (ii) such amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and if income or gain from the notes is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a United States holder. In lieu of IRS Form W-8BEN, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

Interest or OID paid or accrued on the notes prior to maturity, if any, and the amount received from a sale, exchange or retirement of the notes (including any exercise of our Call Right or your Exchange Right, if any) will be subject to information reporting unless you are an “exempt recipient” (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number) or meet certain other conditions. If you are a non-United States holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you generally will not be subject to backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes as more particularly described in “Use of Proceeds” in the accompanying prospectus. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the notes which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Reference Stock or instruments whose value is derived from the Reference Stock. While we cannot predict an outcome, such hedging activity or our other hedging or investment activity could potentially increase the price of the Reference Stock on any trading day as well as the Initial Stock Price, and, therefore, effectively establish a higher price at which the Reference Stock must trade for you to receive any more than the principal amount of your notes at maturity (in addition to interest payments, if any, on the notes). From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Reference Stock or instruments whose value is derived from the Reference Stock. Although we have no reason to believe that any of these activities will have a material impact on the price of the Reference Stock or the value of the notes, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE REFERENCE STOCK

In the relevant pricing supplement, we will provide summary information regarding the business of the issuer of the Reference Stock based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuer of the Reference Stock may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant pricing supplement relate only to the notes offered thereby and do not relate to the Reference Stock or other securities of the issuer of the Reference Stock. We have derived any and all disclosures contained in this product supplement and the relevant pricing supplement regarding the issuer of the Reference Stock from the publicly available documents described above. In connection with the offering of the notes, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer of the Reference Stock. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the issuer of the Reference Stock is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Reference Stock have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the Reference Stock could affect the payment at maturity with respect to the notes and therefore the trading prices of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Stock.

We and/or our affiliates may currently or from time to time engage in business with the issuer of the Reference Stock, including extending loans to, or making equity investments in, such issuer or providing advisory services to such issuer, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Reference Stock or its issuer, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Reference Stock or its issuer, and these reports may or may not recommend that investors buy or hold the Reference Stock. As a prospective purchaser of a note, you should undertake an independent investigation of the Reference Stock or its issuer as in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under “Risk Factors” above.

S-27

TERMS OF NOTES

Calculation Agent

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Initial Stock Price, the Final Stock Price, the Exchange Amount, any anti-dilution adjustments, the interest payable on any Interest Payment Date, and the payment at maturity or upon an exchange or call of the notes. The calculation agent will also be responsible for determining whether a market disruption event has occurred and whether a day is an Interest Payment Date. All determinations made by the calculation agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity and on each Interest Payment Date, on or prior to 11:00 a.m. on the business day preceding the Maturity Date and each Interest Payment Date, as applicable.

All calculations with respect to the Initial Stock Price, the Final Stock Price, the Exchange Amount, the payment at maturity or upon an exchange or call of the notes, and any payment on any Interest Payment Date per note principal amount will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

A “Market Disruption Event” means, with respect to the Reference Stock (or any security for which a closing price must be determined):

•

the occurrence or existence of a suspension, material limitation or absence of trading of the Reference Stock (or such security) on the primary market for the Reference Stock (or such security) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

•

a breakdown or failure in the price and trade reporting systems of the primary market for the Reference Stock (or such security) as a result of which the reported trading prices for the Reference Stock (or such security) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate;

•

a suspension, material limitation or absence of trading on the primary market for trading in options contracts related to the Reference Stock (or such security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

•	a decision to permanently discontinue trading in the related options contract,

in each case, as determined by the calculation agent in its sole discretion; and

•

a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Reference Stock or any instrument related to the Reference Stock or to adjust or unwind all or a material portion of any hedge position in the Reference Stock with respect to the notes.

For the purpose of determining whether a market disruption event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the Relevant Exchange or market,

•

limitations on trading during significant market fluctuations pursuant to any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the Securities and Exchange Commission or any other relevant authority of scope similar to rescinded NYSE Rule 80A as determined by the calculation agent will constitute a suspension, absence or material limitation of trading,

•	a suspension of trading in futures or options contracts on the Reference Stock (or such security) by the primary securities market trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such securities exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Reference Stock (or such security), as determined by the calculation agent in its sole discretion. A “suspension, absence or material limitation of trading” on the primary securities market on which futures or options contracts related to the Reference Stock (or such other security) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Anti-dilution Adjustments

The calculation agent will adjust the Exchange Amount and the Conversion Price as described below, but only if an event described under one of the six subsections beginning with “—Stock Splits” below occurs and only if the relevant event occurs during the period described under the applicable subsection.

The adjustments described below do not cover all events that could affect the Exchange Amount, such as an issuer tender or exchange offer for the Reference Stock at a premium to its market price, an offering of the Reference Stock for cash by the Reference Stock issuer or a tender or exchange offer made by a third party for less than all outstanding shares of the Reference Stock.

How Adjustments Will Be Made. In this product supplement, we refer to anti-dilution adjustment of the Exchange Amount. If more than one event requiring adjustment occurs, the calculation agent will adjust the Exchange Amount for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the Exchange Amount for the first event, the calculation agent will adjust the Exchange Amount for the second event, applying the required adjustment to the Exchange Amount as already adjusted for the first event, and so on for each event. With respect to any portion of your note to be exchanged, the calculation agent will make all required determinations and adjustments no later than the related Exchange Notice Date. Having adjusted the Exchange Amount for the following events, the calculation agent will make corresponding adjustments to the Conversion Price.

The calculation agent will adjust the Exchange Amount for each reorganization event described under “—Reorganization Events” below. For any other dilution event described below, however, the calculation agent will not be required to adjust the Exchange Amount unless the adjustment would result in a change of at least 0.1% in the Exchange Amount that would apply without the adjustment. The Exchange Amount resulting from any adjustment will be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward—e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and Deutsche Bank AG, London Branch that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon written request by the holder.

Stock Splits. A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

If the Reference Stock is subject to a stock split, then once the stock split becomes effective, the calculation agent will adjust the Exchange Amount to equal the product of the prior Exchange Amount and the number of shares that a holder of one share of the Reference Stock before the effective date of the stock split would have owned or been entitled to receive immediately following the effective date of the stock split. The Exchange Amount will not be adjusted, however, unless the stock split becomes effective after the date of the relevant pricing supplement and on or before the relevant Exchange Notice Date, Final Valuation Date or last Averaging Date, as applicable.

Reverse Stock Splits. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If the Reference Stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the calculation agent will adjust the Exchange Amount to equal the product of the prior Exchange Amount and the number of shares that a holder of one share of the Reference Stock before the effective date of the reverse stock split would have owned or been entitled to receive immediately following the effective date of the reverse stock split. The Exchange Amount will not be adjusted, however, unless the reverse stock split becomes effective after the date of the relevant pricing supplement and on or before the relevant Exchange Notice Date, Final Valuation Date or last Averaging Date, as applicable.

Stock Dividends. In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If the Reference Stock is subject to a stock dividend, then the calculation agent will adjust the Exchange Amount to equal the sum of the prior Exchange Amount plus the product of

(1) the number of shares issued in the stock dividend with respect to one share of the Reference Stock times (2) the prior Exchange Amount. The Exchange Amount will not be adjusted, however, unless the ex-dividend date occurs after the date of the relevant pricing supplement and on or before the relevant Exchange Notice Date, Final Valuation Date or last Averaging Date, as applicable.

The ex-dividend date for any dividend or other distribution is the first day on which the Reference Stock trades without the right to receive that dividend or other distribution.

Extraordinary Dividends. A dividend or other distribution with respect to the Reference Stock will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the Reference Stock by an amount equal to at least 10% of the closing price of the Reference Stock on the first trading day before the ex-dividend date.

If an extraordinary dividend occurs, the calculation agent will adjust the Exchange Amount to equal the product of (1) the prior Exchange Amount times (2) a fraction, the numerator of which is the closing price of the Reference Stock on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount. The Exchange Amount will not be adjusted, however, unless the ex-dividend date occurs after the date of the relevant pricing supplement and on or before the relevant Exchange Notice Date, Final Valuation Date or last Averaging Date, as applicable.

The extraordinary dividend amount with respect to an extraordinary dividend for the Reference Stock equals:

•

for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the Reference Stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the Reference Stock; or

•	for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on the Reference Stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the Exchange Amount only as described under “—Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.

The reference amount will not be adjusted to reflect dividends or other distributions paid with respect to the Reference Stock, other than:

•	stock dividends described above,

•	extraordinary dividends described above,

•	issuances of transferable rights and warrants as described under “—Transferable Rights and Warrants” below, and

•	distributions that are spin-off events described under “—Reorganization Events” below.

Transferable Rights and Warrants. If the Reference Stock issuer issues transferable rights or warrants to all holders of the Reference Stock to subscribe for or purchase Reference Stock at an exercise price per share that is less than the closing price of the Reference Stock on the trading day before the ex-dividend date for the issuance, then the Exchange Amount will be adjusted by multiplying the prior Exchange Amount by the following fraction:

•

the numerator will be the number of shares of the Reference Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Reference Stock offered for subscription or purchase under those transferable rights or warrants, and

•

the denominator will be the number of shares of the Reference Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Reference Stock that the aggregate offering price of the total number of shares of the Reference Stock so offered for subscription or purchase would purchase at the closing price of the Reference Stock on the trading day before that ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the trading day before that ex-dividend date.

The Exchange Amount will not be adjusted, however, unless the ex-dividend date described above occurs after the date of the relevant pricing supplement and on or before the relevant Exchange Notice Date, Final Valuation Date or last Averaging Date, as applicable.

Reorganization Events. Each of the following is a reorganization event:

•	the Reference Stock is reclassified or changed,

•

the Reference Stock issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding Reference Stock is exchanged for or converted into other property,

•	a statutory share exchange involving the outstanding Reference Stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above,

•	the Reference Stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

•

the Reference Stock issuer effects a spin-off—that is, issues to all holders of the Reference Stock equity securities of another issuer, other than as part of an event described in the four bullet points above,

•	the Reference Stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or

•	another entity completes a tender or exchange offer for all the outstanding Reference Stock.

Adjustments for Reorganization Events. If a reorganization event occurs, then the calculation agent will adjust the Exchange Amount by adjusting the reference amount. This term refers to the amount and type of property deliverable on an exchange date in exchange for each $1,000 principal amount of your note. Initially the reference amount will be the amount of the Reference Stock specified under “Exchange Amount” in the relevant pricing supplement. However, if the Exchange Amount is adjusted because of a dilution event, then the reference amount will be adjusted in a corresponding manner. For example, if an Exchange Amount adjustment is required because of a stock split, reverse stock split, stock dividend, extraordinary dividend or issuance of rights or warrants, then the reference amount might be adjusted to be, for example, double or half the amount of the Reference Stock specified, depending on the event requiring adjustment.

Similarly, if adjustment is required because of a reorganization event in which cash and securities are distributed, for example, the reference amount will be adjusted to be the amount of cash and the amount of securities distributed in the event in respect of the amount of the Reference Stock, if there has been no prior adjustment of the Exchange Amount. If there has been a prior adjustment, the reference amount will be adjusted to be the amount of cash and the amount of securities distributed in the event in respect of, for example, double or half the specified amount of the Reference Stock or whatever else the reference amount might be when the distribution occurs.

If a reorganization event occurs, the reference amount will be adjusted so as to consist of the amount and type of property—whether it be cash, securities or other property—distributed in the event in respect of the prior reference amount. If more than one type of property is distributed, the reference amount will be adjusted so as to consist of each type of property distributed in respect of the prior reference amount, in a proportionate amount so that the value of each type of property comprising the new reference amount as a percentage of the total value of the new reference amount equals the value of that type of property as a percentage of the total value of all property distributed in the reorganization event in respect of the prior reference amount. We refer to the property distributed in a reorganization event as distribution property, a term we describe in more detail below.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a marketable security, the calculation agent will use the closing price for the security on the relevant Exchange Notice Date or Valuation Date, as applicable. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the Reference Stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

If a reorganization event occurs and the calculation agent adjusts the reference amount to consist of the distribution property distributed in the event, as described above, the calculation agent will make further anti-dilution adjustments for later events that affect the distribution property, or any component of the distribution property, comprising the new reference amount. The calculation agent will do so to the same extent that it would make adjustments if the Reference Stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the reference amount, the required adjustment will be made with respect to that component, as if it alone were the reference amount.

For example, if the Reference Stock issuer merges into another company and each share of the Reference Stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the reference amount will be adjusted to consist of two common shares and the specified amount of cash for each share of the Reference Stock (adjusted proportionately for any partial share) comprising the reference amount before the adjustment. The calculation agent will adjust the common share component of the new reference amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this subsection entitled “—Anti-dilution Adjustments” as if the common shares were the Reference Stock. In that event, the cash component will not be adjusted but will continue to be a component of the reference amount. Consequently, if you exercise your Exchange Right, you will be entitled to receive, for each $1,000 of the outstanding principal amount of your note being exchanged, all components of the reference amount in effect on the relevant Exchange Notice Date, with each component having been adjusted on a sequential and cumulative basis for all relevant events requiring adjustment on or before the relevant Exchange Notice Date, unless we elect to pay cash in the exchange.

If the Exchange Right is exercised, and we elect to pay cash in the exchange, we will do so based on the closing price of the Reference Stock on the Exchange Notice Date as long as the reference amount consists only of the Reference Stock. If a reorganization event occurs and the reference amount consists of property other than Reference Stock, then the amount of cash we pay—for each $1,000 of the outstanding principal amount of your note being exchanged—will equal the total value of the adjusted reference amount, as in effect on the Exchange Notice Date. The calculation agent will determine the value of each component of the adjusted reference amount in the manner described above.

Distribution Property. When we refer to distribution property, we mean the cash, securities and other property or assets distributed in a reorganization event in respect of one outstanding share of the Reference Stock—or in respect of whatever the applicable reference amount may then be if any anti-dilution adjustment has been made in respect of a prior event. In the case of a spin-off, the distribution property also includes one share of the Reference Stock—or other applicable reference amount—in respect of which the distribution is made.

If a reorganization event occurs, the distribution property distributed in the event will be substituted for the Reference Stock as described above. Consequently, in this product supplement, when we refer to the Reference Stock, we mean any distribution property that is distributed in a reorganization event and comprises the adjusted reference amount. Similarly, when we refer to the Reference Stock issuer, we mean any successor entity in a reorganization event.

Additional Calculation Agent Adjustments. On or after the announcement of a reorganization event, as defined above under “—Reorganization Events,” the calculation agent may, in addition to the adjustments described above, adjust the reference amount, the Exchange Amount or any other terms of the notes to account for the economic effect on the notes resulting from such reorganization event, including changes in volatility, expected dividends, or liquidity relevant to the Reference Stock or the notes and determine the effective date of any such adjustments. The calculation agent will act in a commercially reasonable manner when making any such adjustments.

For purposes of these adjustments, except as noted below, if an ADS is serving as the Reference Stock, all adjustments for the Reference Stock will be made as if the Underlying Stock is serving as the Reference Stock. If your notes are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for your notes, the dividend paid by the issuer of the Underlying Stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

Notwithstanding the foregoing, if an ADS is serving as the Reference Stock, no adjustment to the ADS price will be made if (1) holders of ADSs are not eligible to participate in any of the transactions described above or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has adjusted the number of shares of Underlying Stock represented by each ADS so that the ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of Underlying Stock represented by each ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Deutsche Bank AG, London Branch, as calculation agent, will be solely responsible for the determination and calculation of any adjustments and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section, and its determinations and calculations shall be conclusive absent manifest error.

We will, within ten business days following the occurrence of an event that requires an adjustment described in this section, or if we are not aware of this occurrence, as soon as practicable after becoming so aware, provide notice to the calculation agent, which shall provide written notice to the trustee, which shall provide notice to the holders of the notes of the occurrence of this event and, if applicable, a statement in reasonable detail setting forth the adjustment.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as the Reference Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the issuer of the Underlying Stock and the ADS depositary is terminated for any reason, then, on and after the date the ADS is no longer so listed or adjusted to trading on the date of such termination, as applicable (the “Change Date”), the Underlying Stock will be deemed to be the Reference Stock. On and after the Change Date, solely for the purposes of determining whether the price of the Reference Stock is greater than, less than or equal to the Conversion Price, the relevant price of the Reference Stock will be converted into the applicable foreign currency using the applicable exchange rate as described below. The Final Stock Price or other relevant price shall be expressed in U.S. dollars, converting the closing price of the Underlying Stock on the applicable trading day into U.S. dollars using the applicable exchange rate as described below.

The calculation agent will determine the applicable exchange rate, which will be equal to (1) the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable trading day, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars for settlement on the applicable trading day in the aggregate amount of the applicable foreign currency payable to holders of the notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent shall determine the exchange rate in its sole discretion.

Events of Default

Under the heading “Description of Debt Securities—Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per note principal amount upon any acceleration of the notes will be calculated as if the date of acceleration were the Final Valuation Date, plus, if applicable, any interest payments on the notes. If the notes have more than one Valuation Date, then for each Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) shall be the corresponding Valuation Dates, unless otherwise specified in the relevant pricing supplement. Upon any acceleration of the notes, any interest payments will be calculated on the basis of 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Interest Payment Date for which interest payments were made.

If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities—Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Discharge and Defeasance” are not applicable to the notes, unless otherwise specified in the relevant pricing supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance—The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the notes. The notes will be issued only as fully-registered notes registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes—Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA”) in The City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the notes. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and interpreted in accordance with the laws of the State of New York.

UNDERWRITING

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and each of DBSI and DBTCA, as agents, and certain other agents that may be party to either Distribution Agreement from time to time (each, an “Agent” and, collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of notes has agreed to purchase, and we have agreed to sell, the aggregate principal amount of notes set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees in the amount set forth in the relevant pricing supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the notes, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, DBSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. DBSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate principal amount of notes offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the notes offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.